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                                                                      EXHIBIT 5

                                  February 13, 1997






ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, California 94303-0802

                          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         I am delivering this opinion in my capacity as Senior Vice President and General Counsel of ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which ALZA proposes to file with the Securities and Exchange Commission on or about February 14, 1997, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 3,500,000 shares of its Common Stock, par value $.01 (the "Shares"). Of the Shares, 3,000,000 Shares are issuable upon exercise of options or as restricted stock under the ALZA Corporation Amended and Restated Stock Plan (the "Stock Plan") and 500,000 are issuable under the ALZA Corporation Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan" and collectively with the Stock Plan the "Plans").

         In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of such records, documents and instruments as I have deemed appropriate to render this opinion.

         This opinion is limited to the General Corporation Law of the State of Delaware. I disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.



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ALZA Corporation
February 13, 1997                                                  Page 2


         Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is my opinion that when issued by the Company, after payment therefor in the manner provided in the Plans, the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                             Very truly yours,

                             /S/ PETER D. STAPLE

                             Peter D. Staple
                             Senior Vice President and General Counsel